Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-266053

CALAMOS AKSIA ALTERNATIVE CREDIT AND INCOME FUND

(the “Fund”)

Supplement dated March 3, 2025

to the Fund’s Prospectus dated August 1, 2024

This supplement updates certain information contained in the Fund’s prospectus and should be attached to the prospectus and retained for future reference.

Capitalized terms not defined herein have the same meaning as in the Fund’s prospectus.

Effective thirty days from the date of this Supplement, the Fund’s prospectus is amended as set forth below:

In the “Dividend Reinvestment Plan” section found in the “Summary of Terms” on page 6 of the Prospectus and the “Dividend Reinvestment Plan” section found under “Distributions” on page 100 of the Prospectus, the sentence “Such written instructions must be received by the Transfer Agent by the Repurchase Request Deadline or the Shareholder will receive such Distribution in Shares through the DRP” is deleted in its entirety and replaced with the following:

“Such written instructions must be received by the Transfer Agent at least five business days prior to the record date of the Distribution or the shareholder will receive such Distribution in Shares through the DRP. Any written request received later than such time may be processed by the Transfer Agent but is not guaranteed.”

Please keep this Supplement for future reference.